Exhibit 99.1

QURATE RETAIL, INC. REPORTS

FOURTH QUARTER AND YEAR END 2019 FINANCIAL RESULTS

Englewood, Colorado, February 25, 2020 – Qurate Retail, Inc. ("Qurate Retail") (Nasdaq: QRTEA, QRTEB) today reported fourth quarter and year end 2019 results.  Headlines include (1):

Fourth quarter and full year 2019 operating results:

•	Total Qurate Retail revenue decreased 5% to $4.2 billion in Q4 and 4% to $13.5 billion in full year 2019
•	Revenue decreased 5% in Q4 and 4% in full year 2019 in constant currency(2)
•	eCommerce revenue of $2.6 billion or 62% of total revenue in Q4 and $8.0 billion or 60% of total revenue in full year 2019
•	Qurate Retail reported diluted EPS of $0.34 in Q4 and $(1.08) in full year 2019
•	Adjusted diluted EPS(3) of $0.68 in Q4 and $1.93 in full year 2019
•	QxH revenue decreased 3% in both Q4 and full year 2019
•	QVC International revenue increased 1% in Q4 and decreased 1% in full year 2019
•	Revenue increased 1% in Q4 and 1.5% in full year 2019 in constant currency
•	Zulily revenue decreased 18% in Q4 and 14% in full year 2019
•	Cornerstone revenue decreased 6% in Q4 and 7% in full year 2019
•	Revenue increased 1% in Q4 and was flat in full year 2019 excluding closed Improvements business

Corporate updates:

•	Repurchased approximately 112,000 of Liberty Interactive LLC’s 3.50% MSI exchangeable bonds in 2019 for $98 million
•	Hedged remaining MSI exposure through total return swaps
•	For full year 2019, repurchased 24 million QRTEA shares at an average price per share of $16.13 and total cost of $392 million
•	Completed QVC, Inc. bond issuances
•	$500 million 6.25% senior secured notes due 2068
•	$575 million 4.75% senior secured notes due 2027

"Our fourth quarter results were in line with full-year trends, notably we experienced pressure on revenue and margins from the investment in network optimization at QxH. Despite these challenges, we were encouraged with our ability to grow free cash flow in 2019 on an operating basis," said Mike George, President and CEO of Qurate Retail. "We are accelerating the execution of our strategic priorities as we work to return to profitable growth. We continue to lead the curation of special products at compelling values across multiple platforms, providing customers an important third way to shop.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months and year ended December 31, 2019 to the same periods in 2018.  During the first quarter of 2019, Qurate Retail changed its reportable segments to combine QVC US and HSN into one QxH reportable segment and is presenting prior period information in this press release to conform to this change.

FOURTH QUARTER 2019 FINANCIAL RESULTS

(amounts in millions)	4Q18	4Q19	% Change	% Change Constant Currency(a)
Revenue
QxH	$2,789	$2,692	(3)%
QVC International(b)	766	775	1%	1%
Zulily	551	452	(18)%
Cornerstone(c)	271	254	(6)%
Intersegment eliminations	(1)	-	NM
Total Qurate Retail Revenue	$4,376	$4,173	(5)%	(5)%

Operating Income
QxH(d)	$358	$191	(47)%
QVC International(b)	103	115	12%	11%
Zulily	(2)	(13)	(550)%
Cornerstone	(13)	3	123%
Unallocated corporate cost	(11)	(9)	18%
Total Qurate Retail Operating Income	$435	$287	(34)%

Adjusted OIBDA
QxH	$489	$443	(9)%
QVC International(b)	129	133	3%	3%
Zulily	34	16	(53)%
Cornerstone	6	12	100%
Unallocated corporate cost	(6)	(4)	33%
Total Qurate Retail Adjusted OIBDA	$652	$600	(8)%

a)	For a definition of constant currency financial metrics, see the accompanying schedules.
b)	Includes QVC Japan, QVC Germany, QVC UK, QVC Italy and QVC France, which terminated its operations on March 13, 2019.
c)	Cornerstone revenue in the fourth quarter of 2018 includes $20 million from its Improvements catalog business, which was shut down effective December 2018.
d)	QxH incurred $30 million and $147 million non-cash impairment charges related to HSN’s tradename in the fourth quarter of 2018 and the fourth quarter of 2019, respectively.

FULL YEAR 2019 FINANCIAL RESULTS

(amounts in millions)	2018	2019	% Change	% Change Constant Currency(a)
Revenue
QxH	$8,544	$8,277	(3)%
QVC International(b)	2,738	2,709	(1)%	1.5%
Zulily	1,817	1,571	(14)%
Cornerstone(c)	970	901	(7)%
Intersegment eliminations	(2)	-	NM
Total Qurate Retail Revenue (pro forma)	$14,067	$13,458	(4)%	(4)%
Former Liberty Ventures corporate and other(d)	3	-
Total Qurate Retail Revenue (as reported)	$14,070	$13,458

Operating Income
QxH(e)	$1,161	$973	(16)%
QVC International(b)	351	354	1%	3%
Zulily(f)	(95)	(1,091)	NM
Cornerstone	(33)	(3)	91%
Unallocated corporate cost	(52)	(49)	6%
Total Qurate Retail Operating Income (pro forma)	$1,332	$184	(86)%
Former Liberty Ventures corporate and other(d)	(8)	-
Total Qurate Retail Operating Income (as reported)	$1,324	$184

Adjusted OIBDA
QxH	$1,630	$1,536	(6)%
QVC International(b)	429	446	4%	6%
Zulily	108	48	(56)%
Cornerstone	21	33	57%
Unallocated corporate cost	(29)	(34)	(17)%
Total Qurate Retail Adjusted OIBDA (pro forma)	$2,159	$2,029	(6)%
Former Liberty Ventures corporate and other(d)	(5)	-
Total Qurate Retail Adjusted OIBDA (as reported)	$2,154	$2,029

a)	For a definition of constant currency financial metrics, see the accompanying schedules.
b)	Includes QVC Japan, QVC Germany, QVC UK, QVC Italy and QVC France, which terminated its operations on March 13, 2019.
c)	Cornerstone revenue for the full year 2018 includes $68 million from its Improvements catalog business, which was shut down effective December 2018.
d)	Includes the results of the former Liberty Ventures Group consolidated in Qurate Retail’s results through March 9, 2018, prior to the split-off of GCI Liberty.
e)	QxH incurred $30 million and $147 million non-cash impairment charges related to HSN’s tradename in the fourth quarter of 2018 and the fourth quarter of 2019, respectively.
f)	In the third quarter of 2019, Zulily incurred a $1.0 billion non-cash impairment charge related to its tradename and goodwill.

FOURTH QUARTER AND FULL YEAR 2019 NET INCOME AND ADJUSTED NET INCOME(3)

(amounts in millions)	4Q18	4Q19	2018	2019
Net Income(a)	$273	$141	$674	$(456)
Adjusted Net Income(b)	$277	$284	$867	$818

Basic weighted average shares outstanding ("WASO")	447	416	462	424
Potentially dilutive shares	2	-	3	-
Diluted WASO	449	416	465	424

GAAP EPS(a)	$0.61	$0.34	$1.45	$(1.08)
Qurate Retail Adjusted EPS(b)	$0.62	$0.68	$1.86	$1.93

a)

Represents net income and diluted net income per share from continuing operations attributable to Series A and Series B Qurate Retail common stockholders as presented in Qurate Retail’s financial statements.

b)	See reconciling schedule 3.

QxH

In the fourth quarter, QxH reported revenue declines in all categories. For the full year, QxH realized declines in all categories except Electronics. Operating income declined in the fourth quarter and full year primarily due to an increase in impairment charges at HSN, partially offset by the absence of transaction-related expenses incurred in 2018. Operating income included non-cash impairment charges related to the fair value of HSN’s tradename of $147 million in the fourth quarter of 2019 and $30 million in the fourth quarter of 2018.

For the quarter and full year, adjusted OIBDA margin(3) contracted primarily due to cost of sales pressure, which included higher fulfillment (freight and warehouse) expenses related to the network optimization plan and general freight rate increases as well as inventory management including costs associated with the exit from Ingenious Designs.  For the full year, these headwinds were partially offset by a favorable product mix impact. Adjusted OIBDA margin benefited in the fourth quarter and full year from TV distribution commissions, which were partially offset by higher marketing expenses. The fourth quarter also benefited from lower incentive compensation. Lower TV distribution commissions were in part associated with the accounting treatment for certain renewed HSN carriage agreements (described below), as well as favorable renegotiated rates at HSN.

Beginning in the third quarter of 2018, HSN began renewing TV carriage agreements with certain distribution partners, which provided multi-year upfront payments that are amortized over the life of the agreements, versus its previous convention of expensing quarterly payments as incurred. In the quarter and full year, this accounting change had a positive impact on QxH’s adjusted OIBDA(3) with a corresponding increase in QxH’s amortization expense, which is neutral to operating income each period and cash neutral over the life of the agreements.

QVC International

For the quarter, US Dollar denominated results were essentially unaffected by exchange rate fluctuations, primarily due to the Dollar strengthening 2% versus the Euro, offset by the Dollar weakening 3% versus the Japanese Yen and British Pound. For the full year, US Dollar denominated results were negatively impacted by exchange rate fluctuations, primarily due to the Dollar strengthening 5% versus the Euro and 4% against the British Pound, partially offset by the Dollar weakening 1% versus the Japanese Yen. The financial metrics presented in this press release also provide a comparison of the percentage change in QVC International’s results in constant currency (where applicable) to the comparable figures calculated in accordance with US GAAP for the fourth quarter and full year 2019.

For the quarter and full year, QVC International constant currency revenue growth was driven primarily by Japan. For the quarter and full year, operating income and adjusted OIBDA margins expanded, reflecting the closure of operations in France, which was partially offset by lower product margins due to lower shipping and handling revenue and unfavorable returns, as well as higher inventory obsolescence expense.  As previously announced, QVC closed its television and digital platforms in France on March 13, 2019, which benefited the fourth quarter and full year due to losses incurred in the prior year. The fourth quarter was also impacted by higher freight and fixed costs, which included expenses associated with centralizing certain elements of the QVC International operating model. Fourth quarter operating income benefited from the absence of transaction-related expenses incurred in the prior year.  Full year operating income included higher depreciation for the disposition of long-lived assets in France, which was partially offset by lower transaction-related expenses.

Zulily

For the fourth quarter and full year, Zulily revenue declined primarily due to lower unit volume driven by a decrease in new customers and lower purchasing frequency from existing customers. Zulily’s results were also negatively affected by less efficient customer acquisition spend on certain digital marketing channels. For the fourth quarter and full year 2019, operating loss increased and adjusted OIBDA declined primarily due to the revenue decline combined with deleverage across the supply chain and fixed costs, partially offset by reduced marketing spend. Zulily’s operating loss for the full year was impacted by a $1.0 billion non-cash impairment charge related to its tradename and goodwill which was incurred in the third quarter of 2019.

Cornerstone

Cornerstone results presented in this press release include the Improvements catalog business until it was shut down effective December 2018. Excluding Improvements, revenue increased 1% in the fourth quarter and was essentially flat for the full year 2019, mainly due to strength at Ballard Designs and Grandin Road. Operating income and adjusted OIBDA improved primarily due to gross margin expansion in the home brands, as well as lower marketing expense and the absence of one-time costs related to the closure of Improvements incurred in the prior year.

FOURTH QUARTER 2019 SUPPLEMENTAL METRICS

(amounts in millions unless otherwise noted)	4Q18	4Q19	% Change		% Change Constant Currency(a)
QxH
Cost of Sales % of Revenue	67.3%	68.8%	150	bps
Operating Income Margin (%)	12.8%	7.1%	(570)	bps
Adjusted OIBDA Margin (%)	17.5%	16.5%	(100)	bps
Average Selling Price	$55.90	$55.80	-%
Units Sold			(3)%
Return Rate(b)	14.9%	14.3%	(60)	bps
eCommerce Revenue(c)	$1,645	$1,610	(2)%
eCommerce % of Total Revenue	59.0%	59.8%	80	bps
Mobile % of eCommerce Revenue(d)	65.8%	66.7%	90	bps

QVC – International
Cost of Sales % of Revenue	63.8%	63.5%	(30)	bps
Operating Income Margin (%)	13.4%	14.8%	140	bps
Adjusted OIBDA Margin (%)	16.8%	17.2%	40	bps
Average Selling Price			5%		5%
Units Sold			(3)%
eCommerce Revenue(c)	$316	$336	6%		7%
eCommerce % of Total Revenue	41.3%	43.4%	210	bps
Mobile % of eCommerce Revenue(d)	72.7%	74.5%	180	bps

Zulily
Cost of Sales % of Revenue	75.9%	76.8%	90	bps
Operating Income Margin (%)	(0.4)%	(2.9)%	(250)	bps
Adjusted OIBDA Margin (%)	6.2%	3.5%	(270)	bps
Mobile % of Total Orders	72.9%	74.3%	140	bps

Cornerstone
Operating Income Margin (%)	(4.8)%	1.2%	600	bps
Adjusted OIBDA Margin (%)	2.2%	4.7%	250	bps
eCommerce Revenue(c)	$202	$190	(6)%
eCommerce % of Total Revenue	74.5%	74.8%	30	bps

a)	For a definition of constant currency financial metrics, see the accompanying schedules.
b)	Measured as returned sales over gross shipped sales.
c)	Based on net revenue.
d)	Based on gross US Dollar orders.

FULL YEAR 2019 SUPPLEMENTAL METRICS

(amounts in millions unless otherwise noted)	2018	2019	% Change		% Change Constant Currency(a)
QxH
Cost of Sales % of Revenue	64.7%	65.8%	110	bps
Operating Income Margin (%)	13.6%	11.8%	(180)	bps
Adjusted OIBDA Margin (%)	19.1%	18.6%	(50)	bps
Average Selling Price	$54.57	$54.32	(0)%
Units Sold			(3)%
Return Rate(b)	16.5%	16.3%	(20)	bps
eCommerce Revenue(c)	$4,747	$4,708	(1)%
eCommerce % of Total Revenue	55.6%	56.9%	130	bps
Mobile % of eCommerce Revenue(d)	64.6%	67.4%	280	bps
LTM Total Customers(e)	10.9	10.6	(3)%

QVC – International
Cost of Sales % of Revenue	62.9%	62.7%	(20)	bps
Operating Income Margin (%)	12.8%	13.1%	30	bps
Adjusted OIBDA Margin (%)	15.7%	16.5%	80	bps
Average Selling Price			2%		5%
Units Sold			(3)%
eCommerce Revenue(c)	$1,050	$1,114	6%		9%
eCommerce % of Total Revenue	38.3%	41.1%	280	bps
Mobile % of eCommerce Revenue(d)	71.5%	74.9%	340	bps
LTM Total Customers(e)	4.7	4.6	(2)%

Zulily
Cost of Sales % of Revenue	74.1%	75.0%	90	bps
Operating Income Margin (%)	(5.2)%	(69.4)%	NM
Adjusted OIBDA Margin (%)	5.9%	3.1%	(280)	bps
Mobile % of Total Orders	71.5%	74.4%	290	bps
LTM Total Customers(e)	6.6	5.4	(18)%

Cornerstone
Operating Income Margin (%)	(3.4)%	(0.3)%	310	bps
Adjusted OIBDA Margin (%)	2.2%	3.7%	150	bps
eCommerce Revenue(c)	$703	$655	(7)%
eCommerce % of Total Revenue	72.5%	72.7%	20	bps

a)	For a definition of constant currency financial metrics, see the accompanying schedules.
b)	Measured as returned sales over gross shipped sales.
c)	Based on net revenue.
d)	Based on gross US Dollar orders.
e)	LTM: Last twelve months.

Taxes

Qurate Retail estimates that its average annual effective tax rate over the next three years will be in the range of 15% - 18% including federal, state and foreign taxes, net of tax credits generated by Qurate Retail’s green energy investments.  This estimate excludes the impact of one-time items and is subject to adjustment.  Qurate Retail’s book tax rate in 2019 was impacted by the tax loss generated by the sale of Qurate Retail’s investment in FTD in the second quarter, the goodwill impairment recognized at Zulily in the third quarter, which is not deductible for tax purposes, the U.S. tax write-off of its investment in QVC France in the fourth quarter and a change in Qurate Retail’s state tax rate used to measure its deferred tax liabilities in the fourth quarter.  The goodwill impairment and state rate change have no impact on Qurate Retail’s current cash taxes.

Share Repurchases

Qurate Retail did not repurchase shares  from November 1, 2019 through January 31, 2020. For the year ended December 31, 2019, Qurate Retail repurchased approximately 24.3 million shares of Series A common stock (Nasdaq: QRTEA) at an average cost per share of $16.13 for total cash consideration of $392 million. Since the creation of our existing common stock (including its predecessors, the QVC Group and the Liberty Interactive Group) in May 2006, Qurate Retail has repurchased shares for aggregate cash consideration of $9.0 billion, representing approximately 60% of the shares outstanding in May 2006.  All repurchases up to August 9, 2012, the date on which the QVC Group stock was recapitalized to create the Liberty Ventures common stock, were comprised of shares of the combined stocks. The remaining repurchase authorization for Qurate Retail is approximately $497 million as of February 1, 2020.

FOOTNOTES

1)

Qurate Retail’s President and CEO, Mike George, and Executive Chairman, Greg Maffei will discuss these highlights and other matters on  Qurate Retail’s earnings conference call which will begin at 8:30 a.m. (E.S.T.) on February 26, 2020.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of constant currency financial metrics, see the accompanying schedules. Applicable reconciliations can be found in the financial tables at the beginning of this press release.
3)	For definitions and applicable reconciliations of adjusted OIBDA, adjusted OIBDA margin, adjusted net income and adjusted diluted EPS, see the accompanying schedules.

NOTES

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/2019	12/31/2019
Cash and Cash Equivalents (GAAP)	$605	$673

Indemnification Asset(a)	$137	$202

Less:
QVC senior secured notes(b)	$3,375	$3,875
QVC senior secured bank credit facility	1,777	1,235
Total Qurate Retail Group Debt	$5,152	$5,110

Senior notes(b)	791	791
Senior exchangeable debentures(c)	1,499	1,447
Corporate Level Debentures	2,290	2,238
Total Qurate Retail, Inc. Debt	$7,442	$7,348
Unamortized discount, fair market value adjustment and deferred loan costs	98	64
Total Qurate Retail, Inc. Debt (GAAP)	$7,540	$7,412

QVC, Inc. leverage(d)	2.3x	2.4x

a)

Indemnity from GCI Liberty, pursuant to an indemnification agreement with respect to the 1.75% exchangeable debentures due 2046 (the “Charter exchangeable debentures”) issued by Liberty Interactive LLC (“LI LLC”), as described in this press release.

b)	Face amount of Senior Notes and Debentures with no reduction for the unamortized discount.
c)	Face amount of Senior Exchangeable Debentures with no reduction for the fair market value adjustment.
d)	As defined in QVC, Inc.’s credit agreement. Includes QxH, QVC International and Zulily.

Cash at Qurate Retail increased $68 million in the fourth quarter as cash from operations more than offset net debt reduction and capital expenditures.  Total debt at Qurate Retail decreased by $94 million in the fourth quarter due to the partial repayment of QVC’s bank credit facility and the repurchase of a portion of Liberty Interactive LLC’s 3.50% MSI exchangeable bonds.

On November 26, 2019, QVC, Inc. completed a registered debt offering for $435 million of 6.25% senior secured notes due 2068.  QVC granted an option for underwriters to purchase up to an additional $65 million of 2068 notes, which was exercised on December 6, 2019. Net proceeds from the offering were used to repay a portion of borrowings outstanding under QVC’s credit facility and for general corporate purposes.

Subsequent to quarter end, on February 4, 2020 QVC, Inc. issued $575 million of 4.75% senior secured notes due 2027. Net proceeds from the offering were used to repay a portion of the borrowings outstanding under QVC’s credit facility and for general corporate purposes.

Qurate Retail benefits from an indemnification agreement with GCI Liberty with respect to its Charter exchangeable debentures. The indemnification agreement compensates Qurate Retail for any payments made in excess of the adjusted principal amount of the debentures to any holder that exercises its exchange right on or before the put/call date of October 5, 2023. This indemnity is supported by a negative pledge in favor of Qurate Retail on the 1.0 million reference shares of Class A common stock of Charter held at GCI Liberty that underlie the Charter exchangeable debentures. The indemnification asset on Qurate Retail’s balance sheet is valued based on the estimated exchange feature in the Charter exchangeable debentures. As of December 31, 2019, a holder of the Charter exchangeable debentures has the ability to exchange and, accordingly, the indemnification asset is included as a current asset in our consolidated balance sheet as of that date. There is $332 million principal amount of the Charter exchangeable debentures outstanding as of December 31, 2019.

Important Notice: Qurate Retail, Inc. (Nasdaq: QRTEA, QRTEB)  President and CEO, Mike George, and Executive Chairman, Greg Maffei,  will discuss Qurate Retail’s earnings release on a conference call which will begin at 8:30 a.m. (E.S.T.) on February 26, 2020.  The call can be accessed by dialing (800)  458-4121 or (720)  543-0206, passcode 8800238,  at least 10 minutes prior to the start time.   The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://ir.qurateretail.com/events-and-presentations.  Links to this press release and replays of the call will also be available on Qurate Retail’s website.

This press release includes certain forward-looking statements, including statements about business strategies and initiatives and their expected benefits, market potential, future financial prospects and performance,  Qurate Retail’s estimated ongoing effective tax rate, market conditions, statements about the indemnification by GCI Liberty, the continuation of our stock repurchase program and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Qurate Retail, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks, the availability of investment opportunities and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Qurate Retail expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Qurate Retail's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Qurate Retail, including the most recent Form 10-K, for additional information about Qurate Retail and about the risks and uncertainties related to Qurate Retail's business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Qurate Retail, QVC (and certain of its subsidiaries), Zulily and Cornerstone together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP.  Qurate Retail defines adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairments.  Further, this press release includes adjusted OIBDA margin which is also a non-GAAP financial measure.  Qurate Retail defines adjusted OIBDA margin as adjusted OIBDA divided by revenue.

Qurate Retail believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Qurate Retail views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Qurate Retail's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

In addition, this press release includes references to adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, for Qurate Retail. Qurate Retail defines adjusted net income as net income, excluding the impact of acquisition accounting amortization (net of deferred tax benefit), mark to market adjustments on certain public debt and equity securities and other one-time adjustments. Qurate Retail defines adjusted earnings per share as diluted earnings per share plus the diluted per share effects of certain adjustments, net of tax.

Qurate Retail believes adjusted net income and adjusted earnings per share are important indicators of financial performance due to the impact of purchase accounting amortization, mark to market adjustments and other one-time items identified in Schedule 3 below.  Because adjusted net income and adjusted earnings per share are used as measures of overall financial performance, Qurate Retail views net income and diluted earnings per share, respectively, as the most directly comparable GAAP measures.  Adjusted net income and adjusted earnings per share are not meant to replace or supersede net income, diluted earnings per share or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with a supplemental metric of financial performance.  Please see the attached schedules for a reconciliation of adjusted net income to net income (loss) and adjusted earnings per share to diluted earnings per share, in each case, calculated in accordance with GAAP for Qurate Retail (Schedule 3).

This press release also references certain financial metrics on a constant currency basis, which is a non-GAAP measure, for Qurate Retail.  Constant currency financial metrics, as presented herein, are calculated by translating the current-year and prior-year reported amounts into comparable amounts using a single foreign exchange rate for each currency.

Qurate Retail believes constant currency financial metrics are an important indicator of financial performance, in particular for QVC, due to the translational impact of foreign currency fluctuations relating to its subsidiaries in the UK, Germany, Italy and Japan, as well as its JV in China.  We use constant currency financial metrics to provide a framework to assess how our businesses performed excluding the effects of foreign currency exchange fluctuations.  Please see the financial tables at the beginning of this press release for a reconciliation of the impact of foreign currency fluctuations on revenue, operating income, adjusted OIBDA and average selling price.

SCHEDULE 1

The following table provides a reconciliation of Qurate Retail’s adjusted OIBDA to its operating income calculated in accordance with GAAP for the three months ended December 31, 2018,  March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 and years ended December 31, 2018 and 2019.

CONSOLIDATED OPERATING INCOME AND PRO FORMA ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	4Q18	1Q19	2Q19	3Q19	4Q19	2018	2019
Qurate Retail, Inc. Operating Income	$435	$288	$336	$(727)	$287	$1,324	$184
Depreciation and amortization	148	153	158	146	149	637	606
Stock compensation expense	21	19	18	17	17	88	71
Impairment of intangible assets	33	—	—	1,020	147	33	1,167
Operating company level transaction related costs	15	—	1	—	—	68	1
Corporate level transaction related costs	—	—	—	—	—	4	—
Qurate Retail, Inc. Adjusted OIBDA (as reported)	$652	$460	$513	$456	$600	$2,154	$2,029
Former Liberty Ventures Group adjusted OIBDA(a)	—	—	—	—	—	5	—
Qurate Retail, Inc. Adjusted OIBDA (pro forma)	$652	$460	$513	$456	$600	$2,159	$2,029

a)	2018 includes results of the Liberty Ventures Group through March 9, 2018, at which point certain assets and liabilities were split-off with GCI Liberty.

SCHEDULE 2

The following table provides a reconciliation of adjusted OIBDA for QVC (and certain of its subsidiaries),  Zulily and Cornerstone to that entity or such businesses' operating income (loss) calculated in accordance with GAAP for the three months ended December 31, 2018, March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 and years ended December 31, 2018 and 2019.

BUSINESS SEGMENT ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	4Q18	1Q19	2Q19	3Q19	4Q19	2018	2019

QVC
Total QVC operating income	$461	$326	$365	$330	$306	$1,512	$1,327
Depreciation and amortization	106	118	124	112	114	411	468
Stock compensation	11	9	11	10	9	46	39
Impairment of intangible assets	30	—	—	—	147	30	147
Transaction related costs	10	—	1	—	—	60	1
Total QVC Adjusted OIBDA	$618	$453	$501	$452	$576	$2,059	$1,982

QxH Adjusted OIBDA	$489	$352	$395	$346	$443	$1,630	$1,536
QVC International Adjusted OIBDA	$129	$101	106	106	$133	$429	$446

Zulily
Operating loss	$(2)	$(13)	$(23)	$(1,042)	$(13)	$(95)	$(1,091)
Depreciation and amortization	32	26	26	26	26	186	104
Stock compensation	4	4	4	4	3	17	15
Impairment of intangible assets	—	—	—	1,020	—	—	1,020
Adjusted OIBDA	$34	$17	$7	$8	$16	$108	$48

Cornerstone
Operating income (loss)	$(13)	$(7)	$6	$(5)	$3	$(33)	$(3)
Depreciation and amortization	11	9	8	8	9	40	34
Stock compensation	—	1	—	1	—	3	2
Impairment of intangible assets	3	—	—	—	—	3	—
Transaction related costs	5	—	—	—	—	8	—
Adjusted OIBDA	$6	$3	$14	$4	$12	$21	$33

SCHEDULE 3

The following table provides a reconciliation of Qurate Retail’s adjusted net income to its net income and adjusted earnings per share to diluted earnings per share, in each case, calculated in accordance with GAAP for the three months ended December 31, 2018, March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 and years ended December 31, 2018 and 2019.

ADJUSTED NET INCOME AND ADJUSTED EPS  RECONCILIATION

(amounts in millions)	4Q18	1Q19	2Q19	3Q19	4Q19	2018	2019
Qurate Retail, Inc. Net income (GAAP)	$273	$55	$118	$(770)	$141	$916	$(456)
Former Liberty Ventures Group net income(a)	—	—	—	—	—	(242)	—
Net income attributable to Qurate Retail's common stock	273	55	118	(770)	141	674	(456)
Purchase accounting amort., net of deferred tax benefit (b)	32	34	34	32	33	174	133
Operating company level transaction related costs, net of tax benefit	11	—	1	—	—	52	1
Corporate level transaction related costs, net of tax benefit	—	—	—	—	—	3	—
Impairment of intangible assets, net of tax impact	25	—	—	881	113	25	994
Non-recurring tax items(c)	(76)	—	(34)	—	(11)	(111)	(45)
Mark-to-market adjustments, net(d)	12	62	87	34	8	50	191
Adjusted Net Income	$277	$151	$206	$177	$284	$867	$818

Diluted earnings per share (GAAP)	$0.61	$0.13	$0.28	$(1.85)	$0.34	$1.45	$(1.08)
Adjustments, net of tax	0.01	0.22	0.20	2.27	0.34	0.41	3.01
Adjusted earnings per share	$0.62	$0.35	$0.48	$0.42	$0.68	$1.86	$1.93

a)	2018 includes results of the Liberty Ventures Group through March 9, 2018 at which point certain assets and liabilities were split-off with GCI Liberty.
b)	Add-back relates to non-cash, non-tax deductible purchase accounting amortization from Qurate Retail’s acquisitions of QVC, HSN, Zulily and Cornerstone, net of book deferred tax benefit.
c)	Includes impact of US tax reform and other one-time tax items.
d)	Add-back includes realized and unrealized gains/losses on financial instruments, net of tax.

QURATE RETAIL, INC.

BALANCE SHEET INFORMATION

(unaudited)

	December 31, 2019	December 31, 2018
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$673	653
Trade and other receivables, net	1,854	1,835
Inventory, net	1,413	1,474
Other current assets	636	224
Total current assets	4,576	4,186
Investments in equity securities	76	96
Property and equipment, net	1,351	1,322
Intangible assets not subject to amortization	9,744	10,912
Intangible assets subject to amortization, net	955	1,058
Other assets, at cost, net of accumulated amortization	603	267
Total assets	$17,305	17,841

Liabilities and Equity
Current liabilities:
Accounts payable	$1,091	1,204
Accrued liabilities	1,173	1,182
Current portion of debt	1,557	1,410
Other current liabilities	180	155
Total current liabilities	4,001	3,951
Long-term debt	5,855	5,963
Deferred income tax liabilities	1,716	1,925
Other liabilities	761	258
Total liabilities	12,333	12,097
Equity/Attributed net assets (liabilities)	4,840	5,624
Non-controlling interests in equity of subsidiaries	132	120
Total liabilities and equity	$17,305	17,841

QURATE RETAIL, INC.

STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Years ended December 31,
	2019	2018
	amounts in millions
Revenue:
Total revenue, net	$13,458	14,070

Operating costs and expenses:
Cost of retail sales (exclusive of depreciation shown separately below)	8,899	9,209
Operating expense	844	970
Selling, general and administrative, including stock-based compensation	1,758	1,897
Impairment of intangible assets and long-lived assets	1,167	33
Depreciation and amortization	606	637
	13,274	12,746
Operating income (loss)	184	1,324

Other income (expense):
Interest expense	(374)	(381)
Share of earnings (losses) of affiliates, net	(160)	(162)
Realized and unrealized gains (losses) on financial instruments, net	(251)	76
Gains (losses) on transactions, net	(1)	1
Tax sharing income (expense) with GCI Liberty, Inc.	(26)	32
Other, net	6	(7)
	(806)	(441)
Earnings (loss) from continuing operations before income taxes	(622)	883
Income tax benefit (expense)	217	(60)
Earnings (loss) from continuing operations	(405)	823
Earnings (loss) from discontinued operations, net of taxes (note 5)	—	141
Net earnings (loss)	(405)	964
Less net earnings (loss) attributable to the noncontrolling interests	51	48
Net earnings (loss) attributable to Qurate Retail, Inc. shareholders	$(456)	916

QURATE RETAIL, INC.

STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Years ended December 31,
	2019	2018
	amounts in millions
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$(405)	964
Adjustments to reconcile net earnings to net cash provided by operating activities:
(Earnings) loss from discontinued operations	—	(141)
Depreciation and amortization	606	637
Impairment of intangible assets	1,167	33
Stock-based compensation	71	88
Noncash interest expense	5	6
Share of (earnings) losses of affiliates, net	160	162
Realized and unrealized gains (losses) on financial instruments, net	251	(76)
(Gains) losses on transactions, net	1	(1)
(Gains) losses on extinguishment of debt	(1)	24
Deferred income tax (benefit) expense	(243)	(185)
Other noncash charges (credits), net	9	3
Changes in operating assets and liabilities
Current and other assets	59	(308)
Payables and other current liabilities	(396)	67
Net cash provided (used) by operating activities	1,284	1,273

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions of investments	—	562
Investment in and loans to cost and equity investees	(141)	(100)
Capital expenditures	(325)	(275)
Expenditures for television distribution rights	(134)	(140)
Net cash provided (used) by investing activities	(600)	47

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	3,161	4,221
Repayments of debt	(3,274)	(4,395)
Repurchases of Qurate Retail common stock	(392)	(988)
GCI Liberty Split-Off	—	(475)
Withholding taxes on net settlements of stock-based compensation	(7)	(29)
Indemnification payment from GCI Liberty, Inc.	—	133
Other financing activities, net	(149)	(41)
Net cash provided (used) by financing activities	(661)	(1,574)
Effect of foreign currency rates on cash, cash equivalents and restricted cash	(2)	2
Net increase (decrease) in cash, cash equivalents and restricted cash	21	(252)
Cash, cash equivalents and restricted cash at beginning of period	660	912
Cash, cash equivalents and restricted cash at end of period	$681	660